As filed with the United States Securities and Exchange Commission on February 25, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GINKGO BIOWORKS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-2652913
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
27 Drydock Avenue
8th Floor
Boston, MA 02210
(877) 422-5362
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan
Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)
Mark Dmytruk
Chief Financial Officer
Ginkgo Bioworks Holdings, Inc.
27 Drydock Avenue
8th Floor
Boston, MA 02210
(877) 422-5362
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Marko Zatylny Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Karen Tepichin General Counsel Ginkgo Bioworks Holdings, Inc. 27 Drydock Avenue 8th Floor Boston, MA 02210 (877) 422-5362

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, the Ginkgo Bioworks Holdings, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (1) 2,312,604 additional shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) and 2,312,604 additional shares of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”) under the Company’s 2021 Incentive Award Plan (the “2021 Incentive Award Plan”) and (2) 534,534 additional shares of the Company’s Class A Common Stock and 534,534 additional shares of the Company’s Class B Common Stock under the Company’s 2021 Employee Stock Purchase Plan (the “2021 Employee Stock Purchase Plan”), pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans for the 2025 fiscal year, and subject to the share limits prescribed in such plans. The shares authorized for issuance under the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan can be either in the form of Class A Common Stock (that is convertible to Class B Common Stock on a one-for-one basis) or Class B Common Stock (that is convertible to Class A Common Stock on a one-for-one basis). As a result, we have registered the maximum number of shares of Class A Common Stock and the maximum number of shares of Class B Common Stock that could be issued.
This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 1, 2024 (Registration No. 333-277558), March 13, 2023 (Registration No. 333-270506), October 19, 2022 (Registration No. 333-267952) and November 19, 2021 (Registration No. 333-261205).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Ginkgo Bioworks Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2024).

4.2	Amended and Restated Bylaws of Ginkgo Bioworks Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2023).

4.3
Specimen Class A Common Stock Certificate of Ginkgo Bioworks Holdings, Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-256121) filed with the SEC on August 4, 2021).

4.4	Form of Ginkgo Bioworks Holdings, Inc. 2021 Award Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2025).

4.5
Form of Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2025).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Ginkgo Bioworks Holdings, Inc.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Ginkgo Bioworks Holdings, Inc.

23.3*	Consent of Ropes & Gray LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 25, 2025.

Ginkgo Bioworks Holdings, Inc.

/s/ Jason Kelly
Name: Jason Kelly
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jason Kelly and Mark Dmytruk, acting alone or with another attorney-in-fact, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Ginkgo Bioworks Holdings, Inc. and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/s/ Jason Kelly	Chief Executive Officer and Director	February 25, 2025
Jason Kelly	(Principal Executive Officer)

/s/ Mark Dmytruk	Chief Financial Officer	February 25, 2025
Mark Dmytruk	(Principal Financial Officer)

/s/ Steven Coen	Chief Accounting Officer	February 25, 2025
Steven Coen	(Principal Accounting Officer)

/s/ Shyam Sankar	Director, Chair of the Board	February 25, 2025
Shyam Sankar

/s/ Ross Fubini	Director	February 25, 2025
Ross Fubini

/s/ Kathy Hopinkah Hannan	Director	February 25, 2025
Kathy Hopinkah Hannan

/s/ Christian Henry	Director	February 25, 2025
Christian Henry

/s/ Sri Kosuri	Director	February 25, 2025
Sri Kosuri

/s/ Myrtle Potter	Director	February 25, 2025
Myrtle Potter

/s/ Reshma Shetty	President, Chief Operating Officer and Director	February 25, 2025
Reshma Shetty

/s/ Harry E. Sloan	Director	February 25, 2025
Harry E. Sloan